 EX. 99.28(h)(1)(i)

Amended and Restated Administration Agreement

This Agreement is effective as of the 13th day of September, 2021, between JNL Series Trust, a Massachusetts business trust (“Trust”), and Jackson National Asset Management, LLC, a Michigan limited liability company (“Administrator”).

Whereas, the Trust and the Administrator previously entered into an Amended and Restated Administration Agreement dated as of February 28, 2012, which has been amended and restated through the date hereof;

Whereas, the Trust is registered under the Investment Company Act of 1940, as amended (“1940 Act”), as an open-end management investment company and has established several separate series of shares (each, a “Fund”), with each Fund having its own assets and investment policies; and

Whereas, the Trust desires to retain the Administrator to furnish administrative services to each Fund listed in Schedule A attached hereto, and to such other series of the Trust hereinafter established as agreed to from time to time by the parties, evidenced by an addendum to Schedule A (hereinafter “Fund” shall refer to each Fund which is subject to this Agreement and all agreements and actions described herein to be made or taken by a Fund shall be made or taken by the Trust on behalf of the Fund), and the Administrator is willing to furnish such services.

Now, Therefore, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

1. Services of the Administrator

1.1 Administrative Services. The Administrator shall supervise each Fund’s business and affairs and shall provide such services required for effective administration of such Fund as are not provided by employees or other agents engaged by the Trust; provided, that the Administrator shall not have any obligation to provide under this Agreement any direct or indirect services to a Fund’s shareholders, any services related to the distribution of a Fund’s shares, or any other services that are the subject of a separate agreement or arrangement between a Fund and the Administrator. Subject to the foregoing, in providing administrative services hereunder, the Administrator shall:

1.1.1 Office Space, Equipment and Facilities. Furnish without cost to each Fund, or pay the cost of, such office space, office equipment and office facilities as are adequate for the Funds’ needs;

1.1.2 Personnel. Provide, without remuneration from or other cost to each Fund, the services of individuals competent to perform all of the Funds’ executive, administrative and clerical functions that are not performed by employees or other agents engaged by the Fund or by the Administrator acting in some other capacity pursuant to a separate agreement or arrangement with the Fund;

1.1.3 Agents. Assist each Fund in selecting and coordinating the activities of the other agents engaged by the Fund, including the Funds’ custodian, independent auditors and legal counsel;

1.1.4 Trustees and Officers. Authorize and permit the Administrator’s directors, officers or employees who may be elected or appointed as Trustees or officers of the Trust to serve in such capacities, without remuneration from or other cost to the Trust or any Fund;

1.1.5 Books and Records. Ensure that all financial, accounting and other records required to be maintained and preserved by each Fund are maintained and preserved by it or on its behalf in accordance with applicable laws and regulations;

1.1.6  Reports and Filings. Prepare, coordinate and finalize all periodic reports by each Fund to shareholders of such Fund and all reports and filings required to maintain the registration and qualification of the Fund and the Fund’s shares, including the continuous public sale of shares of each Fund, or to meet other regulatory or tax requirements applicable to the Fund, under federal and state securities and tax laws; and

1.1.7  Foreign Tax Reclaims. The Administrator will incur all fees, costs and expenses, direct or indirect (without any recourse to the Funds) associated with the conversions from Regulated Investment Companies to Partnerships. With respect to Funds with foreign tax reclaims, the Administrator also will make up-front payments from time-to-time as agreed to with and under the terms outlined in the framework presented to the Funds’ Board of Trustees.

2. Expenses of Each Fund

2.1 Expenses to Be Paid by the Administrator. If the Administrator pays or assumes any expenses of the Trust or a Fund not required to be paid or assumed by the Administrator under this Agreement, the Administrator shall not be obligated hereby to pay or assume the same or any similar expense in the future; provided, that nothing herein contained shall be deemed to relieve the Administrator of any obligation to the Trust or to a Fund under any separate agreement or arrangement between the parties. The following expenses shall be borne by the Administrator unless otherwise noted herein:

2.1.1 Custody. All charges of depositories, custodians, and other agents for the transfer, receipt, safekeeping, and servicing of its cash, securities, and other property, except overdraft charges and interest expense;

2.1.2 Shareholder Servicing. All expenses of maintaining and servicing shareholder accounts, including, but not limited to, the charges of any shareholder servicing agent, dividend disbursing agent or other agent engaged by a Fund to service shareholder accounts;

2.1.3 Shareholder Reports. All expenses of preparing, setting type, printing and distributing reports and other communications to shareholders of a Fund;

2.1.4 Prospectuses. All expenses of preparing, setting in type, printing and mailing annual or more frequent revisions of a Fund’s Prospectus and SAI and any supplements thereto and of supplying them to shareholders of the Fund and Account holders;

2.1.5 Fund Accounting Services and Fund Valuation. All expenses for fund accounting services to compute a Fund’s NAV per share, including any equipment or services obtained for the purpose of pricing shares or valuing the Funds’ investments;

2.1.6 Communications. All charges for equipment or services used for communications between the Administrator or the Fund and any custodian, shareholder servicing agent, accounting services agent, or other agent engaged by a Fund;

2.1.7 Legal and Accounting Fees. All charges for routine, day-to-day services and expenses of the Fund’s legal counsel and independent auditors excluding, however, the charges for services and expenses of independent legal counsel to the Trustees who are not “interested persons” (as such term is defined under Section 2(a)(19) of the 1940 Act) of the Funds (the “Disinterested Trustees”) and further excluding any charges for services and expenses of the Fund’s legal counsel and independent auditors in connection with nonrecurring and extraordinary expenses of the type described in Section 2.2.4 herein. In addition, all audit and tax return related charges and expenses, except as set forth in Section 2.2.3 herein;

2.1.8 Shareholder Meetings. All expenses incidental to holding meetings of shareholders, including the printing of notices and proxy materials, and proxy solicitation therefor;

2.1.9 Bonding and Insurance. All expenses of the “Funds-only” bond, liability, and other insurance coverage required by law or regulation or deemed advisable by the Trustees, including, without limitation, such bond, liability and other insurance expense that may from time to time be allocated to the Fund in a manner approved by the Trustees, excluding, however, the expenses of the Directors’ and Officers’ Errors and Omissions Liability Insurance Policy and Independent Directors’ Safety Net Liability Insurance Policy;

2.1.10 Trade Association Fees. Its proportionate share of all fees, dues and other expenses incurred in connection with the Trust’s membership in any trade association or other investment organization;

2.1.11 Lipper Expenses. All charges for services and expenses for Lipper reports as requested or used by the Trustees;

2.1.12 Proxy Expenses. All charges for services and expenses paid to a third party for proxy expenses related to Form N-PX reporting and compliance;

2.1.13 JNAM Chief Compliance Officer and Compliance Staff. For all expenses related to his/her position as JNAM’s Chief Compliance Officer and for a portion of the expenses related to any compliance staffing, as approved by the Disinterested Trustees; and

2.1.14 Salaries. All salaries, expenses and fees of the officers, trustees, or employees of the Trust who are officers, directors or employees of the Administrator.

2.2 Expenses to Be Paid by the Funds. Each Fund shall bear all expenses of its operation, except those specifically allocated to the Administrator under this Agreement or under any separate agreement between such Fund and the Administrator. Expenses to be borne by such Fund shall include both expenses directly attributable to the operation of that Fund and the offering of its shares, as well as the portion of any expenses of the Trust that is properly allocable to such Fund in a manner approved by the Trustees. Subject to any separate agreement or arrangement between the Trust or a Fund and the Administrator, the expenses hereby allocated to each Fund, and not to the Administrator, include, but are not limited to:

2.2.1 Registration Fees. All fees and expenses of registering and maintaining the registration of the Trust and each Fund under the 1940 Act and the registration of each Fund’s shares under the Securities Act of 1933, as amended (the “1933 Act”), or all fees and expenses of registering and maintaining the registration of the Trust and each Fund under the laws and regulations of foreign countries in which the Funds may invest, fees and expenses paid to the Public Company Accounting Oversight Board and any fees for CUSIP number registration;

2.2.2 Brokerage Commissions. All brokers’ commissions and other charges incident to the purchase, sale or lending of a Fund’s securities;

2.2.3 Taxes. All taxes or governmental fees (including stamp or other transfer taxes) or accounting related services payable by or with respect to a Fund to federal, state or other governmental agencies, domestic or foreign, or to a professional tax services firm in a foreign market; provided that such services are not attributable to a Fund’s conversion from a Regulated Investment Company to a Partnership;

2.2.4 Nonrecurring and Extraordinary Expenses. Such nonrecurring and extraordinary expenses as may arise, including, but not limited to, the costs of actions, suits, or proceedings to which a Fund is a party, the expenses a Fund may incur as a result of its legal obligation to provide indemnification to the Trust’s officers, Trustees and agents, the costs associated with one-time transactions, such as terminating or merging a Fund, and any other expenses as approved by the Board of Trustees;

2.2.5 Investment Advisory Services. Any fees and expenses for investment advisory services that may be incurred or contracted for by a Fund;

2.2.6 Independent Legal Counsel to Disinterested Trustees. All charges for services and expenses of independent legal counsel to the Disinterested Trustees;

2.2.7 Trustees’ Fees and Expenses. All compensation of Trustees, all expenses incurred in connection with such Trustees’ services as Trustees, and all other expenses of meetings of the Trustees or committees thereof;

2.2.8 Rule 12b-1 Fees. All fees paid to the Funds’ distributor pursuant to a Distribution Plan in accordance with Rule 12b-1 under the 1940 Act;

2.2.9 License Fees. All license fees for the Funds;

2.2.10 Funds’ Chief Compliance Officer and Compliance Staff. For all expenses related to his/her position as the Fund’s Chief Compliance Officer and for a portion of the expenses related to any compliance staffing as agreed to by the Disinterested Trustees;

2.2.11 Directors’ and Officers’ Errors and Omissions Liability Insurance Policy and Independent Directors’ Safety Net Liability Insurance Policy. For all expenses of the Directors’ and Officers’ Errors and Omissions Liability Insurance Policy and Independent Directors’ Safety Net Liability Insurance Policy;

2.2.12 Anti-Money Laundering (“AML”) Service Fee. For all expenses related to AML Services paid to Jackson National Life Insurance Company;

2.2.13 Short Sales. All costs associated with a Fund’s short sales on equity securities, including but not limited to dividend expenses and interest;

2.2.14 Legal Fees Associated with Fund Litigation. Reasonable legal fees associated with litigation against any issuer brought by the Fund’s sub-adviser on behalf of the Fund and other expenses associated with the Fund’s investment; and

2.2.15. Borrowing. All costs and expenses that may be incurred by a Fund related to borrowing money, including interest expenses.

3. Administration Fee

3.1 Fee. As compensation for services performed and the facilities and personnel provided by the Administrator under this Agreement, the Trust will pay to the Administrator a single unified fee, accrued daily and payable monthly on the average daily net assets in each Fund, in accordance with Schedule B hereto; provided that, in the case of each Fund identified in Schedule C hereto that has a wholly owned subsidiary (which subsidiary is obligated to pay an administration fee to the Administrator), 1) the Fund’s average daily net assets for purposes of the foregoing shall include the average daily net assets of its subsidiary and 2) the fee payable hereunder with respect to that Fund, as calculated pursuant to the foregoing, shall be reduced by the amount of the administration fee paid to the Administrator by its subsidiary under the applicable Administration Agreement. Accordingly, with respect to each such Fund and its subsidiary, the Administrator shall receive the same aggregate fee under this Agreement and the Administration Agreement with that subsidiary as if the subsidiary’s assets were directly held by the Fund.

3.2 Computation and Payment of Fee. The administration fee shall accrue on each calendar day; and shall be payable monthly on the first business day of the next succeeding calendar month.

4. Ownership of Records

All records required to be maintained and preserved by each Fund pursuant to the provisions or rules or regulations of the Securities and Exchange Commission (“SEC”) under section 31(a) of the 1940 Act and maintained and preserved by the Administrator on behalf of such Fund are the property of such Fund and shall be surrendered by the Administrator promptly on request by the Fund; provided, that the Administrator may at its own expense make and retain copies of any such records.

5. Reports to Administrator

If necessary, the Trust shall furnish or otherwise make available to the Administrator such copies of each Fund’s Prospectus, SAI, financial statements, proxy statements, reports, and other information relating to its business and affairs as the Administrator may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

6. Reports to Each Fund

The Administrator shall prepare and furnish to the Trust with respect to each Fund such reports, statistical data and other information in such form and at such intervals as the Trust may reasonably request.

7. Ownership of Software and Related Materials

All computer programs, written procedures and similar items developed or acquired and used by the Administrator in performing its obligations under this Agreement shall be the property of the Administrator, and neither the Trust nor any Fund will acquire any ownership interest therein or property rights with respect thereto.

8. Confidentiality

8.1 The Administrator agrees, on its own behalf and on behalf of its directors, officers, employees, agents and contractors, to keep confidential any and all records maintained and other information obtained hereunder which relate to any Fund or to any of a Fund’s former, current or prospective shareholders, except that the Administrator may deliver records or divulge information (a) when requested to do so by duly constituted authorities after prior notification to and approval in writing by such Fund (which approval will not be unreasonably withheld and may not be withheld by such Fund where the Administrator advises such Fund that it may be exposed to civil or criminal contempt proceeding or other penalties for failure to comply with such request) or (b) whenever requested in writing to do so by such Fund.

8.2 The Administrator agrees to keep confidential all information (whether written or oral), ideas, techniques, and materials supplied by the other party, and shall not distribute the same to any other parties, at any time, except with the express written consent of the other party. The Administrator agrees to discontinue use of and destroy, where applicable, all information, ideas, techniques, and materials supplied by the other party upon termination of this Agreement. The Administrator acknowledges that certain information made available to the other party may be deemed nonpublic personal information under the Gramm-Leach-Bliley Act or other federal and state privacy laws and the regulations promulgated thereunder (collectively, “Privacy Laws”). The Administrator agrees: (a) not to disclose or use such information except as required to carry out its duties under this Agreement or as otherwise permitted by the Privacy Laws; (b) to establish and maintain written procedures and physical safeguards reasonably designed to insure the security and privacy of all such information; and (c) to cooperate with the other party and provide reasonable assistance in ensuring compliance of such Privacy Laws to the extent applicable to either party.

9.   The Administrator’s Actions in Reliance on Funds’ Instructions, Legal Opinions, Etc.; Funds’ Compliance with Laws.

9.1 The Administrator may at any time apply to an officer of the Trust for instructions, and may consult with legal counsel for a Fund or with the Administrator’s own legal counsel, in respect of any matter arising in connection with this Agreement; and the Administrator shall not be liable for any action taken or omitted to be taken in good faith and with due care in accordance with such instructions or with the advice or opinion of such legal counsel. The Administrator shall be protected in acting upon any such instructions, advice, or opinion and upon any other paper or document delivered by a Fund or such legal counsel which the Administrator believes to be genuine and to have been signed by the proper person or persons, and the Administrator shall not be held to have notice of any change of status or authority of any officer or representative of the Trust, until receipt of written notice thereof from the Trust.

9.2 Except as otherwise provided in this Agreement or in any separate agreement between the parties and except for the accuracy of information furnished to each Fund by the Administrator, each Fund assumes full responsibility for the preparation, contents, filing and distribution of its Prospectus and SAI.

10. Services to Other Clients

Nothing herein contained shall limit the freedom of the Administrator or any affiliated person of the Administrator to render administrative or shareholder services to other investment companies, to act as administrator to other persons, firms, or corporations, or to engage in other business activities.

11. Limitation of Liability Regarding the Trust

The Administrator shall look only to the assets of each Fund for performance of this Agreement by the Trust on behalf of such Fund, and neither the Trustees of the Trust nor any of the Trust’s officers, employees or agents, whether past, present or future shall be personally liable therefor.

12. Indemnification by Fund

Each Fund shall indemnify the Administrator and hold it harmless from and against any and all losses, damages and expenses, including reasonable attorneys’ fees and expenses, incurred by the Administrator that result from (i) any claim, action, suit or proceeding in connection with the Administrator’s entry into or performance of this Agreement with respect to such Fund; or (ii) any action taken or omission to act committed by the Administrator in the performance of its obligations hereunder with respect to such Fund; or (iii) any action of the Administrator upon instructions believed in good faith by it to have been executed by a duly authorized officer or representative of the Trust with respect to such Fund; provided, that the Administrator shall not be entitled to such indemnification in respect of actions or omissions constituting negligence or misconduct on the part of the Administrator or its employees, agents or contractors. Before confessing any claim against it which may be subject to indemnification by a Fund hereunder, the Administrator shall give such Fund reasonable opportunity to defend against such claim in its own name or in the name of the Administrator.

13. Indemnification by the Administrator

The Administrator shall indemnify each Fund and hold it harmless from and against any and all losses, damages and expenses, including reasonable attorneys’ fees and expenses, incurred by such Fund which result from (i) the Administrator’s failure to comply with the terms of this Agreement with respect to such Fund; or (ii) the Administrator’s lack of good faith in performing its obligations hereunder with respect to such Fund; or (iii) the Administrator’s negligence or misconduct or its employees, agents or contractors in connection herewith with respect to such Fund. A Fund shall not be entitled to such indemnification in respect of actions or omissions constituting negligence or misconduct on the part of that Fund or its employees, agents or contractors other than the Administrator, unless such negligence or misconduct results from or is accompanied by negligence or misconduct on the part of the Administrator, any affiliated person of the Administrator, or any affiliated person of an affiliated person of the Administrator. Before confessing any claim against it which may be subject to indemnification hereunder, a Fund shall give the Administrator reasonable opportunity to defend against such claim in its own name or the name of the Fund.

14. Effect of Agreement

Nothing herein contained shall be deemed to require the Trust or any Fund to take any action contrary to the Trust Instrument or By-laws of the Trust or any applicable law, regulation or order to which it is subject or by which it is bound, or to relieve or deprive the Trustees of their responsibility for and control of the conduct of the business and affairs of the Fund or the Trust.

15. Term of Agreement

This Agreement will become effective as to the Trust upon execution or, if later, the date that initial capital for the Trust is first provided to it and, unless sooner terminated as provided herein, will continue in full force and effect for two years from the date of its execution. With regard to any Fund added to the Trust by execution of an Addendum to Schedule A, the term of this Agreement shall begin on the date of such execution. Thereafter, if not terminated as to a Fund, this Agreement will continue as to each Fund from year to year through September 30th of each successive year, provided that such continuation is specifically approved at least annually (i) by the Trustees by vote cast in person at a meeting called for the purpose of voting on such renewal, or by the vote of a majority of the outstanding voting securities (as defined by the Act) of such Fund with respect to which renewal is to be effected, and (ii) by a majority of the non-interested Trustees by a vote cast in person at a meeting called for the purpose of voting on such renewal. Any approval of this Agreement or the renewal thereof with respect to a Fund by the vote of a majority of the outstanding voting securities of that Fund, or by the Trustees which shall include a majority of the non-interested Trustees, shall be effective to continue this Agreement with respect to that Fund notwithstanding (a) that this Agreement or the renewal thereof has not been so approved as to any other Fund, or (b) that this Agreement or the renewal thereof has not been so approved by the vote of a majority of the outstanding voting securities of the Trust as a whole. However, the addition or deletion of a Fund reflecting changes that have been formally approved by resolution by the Board of Trustees will not require approval of an amendment to this Agreement by the Board of Trustees.

16. Amendment of Agreement

Any amendment to this Agreement shall be in writing signed by the parties hereto; provided, that no such amendment shall be effective unless authorized on behalf of any Fund (i) by resolution of the Trustees, including the vote or written consent of a majority of the Disinterested Trustees, or (ii) by vote of a majority of the outstanding voting securities of such Fund.

17. Termination of Agreement

This Agreement may be terminated at any time by either party hereto, without the payment of any penalty, upon at least sixty days’ prior written notice to the other party; provided, that in the case of termination by any Fund, such action shall have been authorized (i) by resolution of the Trustees, including the vote or written consent of the Disinterested Trustees, or (ii) by vote of a majority of the outstanding voting securities of such Fund.

18. Use of Name

Each Fund hereby agrees that if the Administrator shall at any time for any reason cease to serve as administrator to a Fund, such Fund shall, if and when requested by the Administrator, thereafter refrain from using the name “Jackson National Asset Management, LLC” or the initials “JNAM” in connection with its business or activities, and the foregoing agreement of each Fund shall survive any termination of this Agreement and any extension or renewal thereof.

19. Interpretation and Definition of Terms

Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Specifically, the terms “vote of a majority of the outstanding voting securities,” “interested persons,” and affiliated person,” as used in this Agreement shall have the meanings assigned to them by section 2(a) of the 1940 Act. In addition, when the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified, interpreted or relaxed by rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

20. Choice of Law

This Agreement is made and to be principally performed in the State of Illinois, and except insofar as the 1940 Act or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Illinois.

21. Captions

The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

22. Execution on Counterparts

This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

In Witness Whereof, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.

Attest:		JNL Series Trust

By:	/s/ Norma M. Mendez	By:	/s/ Kristen K. Leeman
	Norma M. Mendez	Name:	Kristen K. Leeman
		Title:	Assistant Secretary

Attest:		Jackson National Asset Management, LLC

By:	/s/ Norma M. Mendez	By:	/s/ Mark D. Nerud
	Norma M. Mendez	Name:	Mark D. Nerud
		Title:	President and CEO

Schedule A

Dated September 13, 2021

(List of Funds)

Funds

JNL/American Funds® Balanced Fund
JNL/American Funds® Bond Fund of America Fund
JNL/American Funds® Capital Income Builder Fund
JNL/American Funds® Capital World Bond Fund
JNL/American Funds® Global Growth Fund
JNL/American Funds® Global Small Capitalization Fund
JNL/American Funds® Growth Fund
JNL/American Funds® Growth-Income Fund
JNL/American Funds® International Fund
JNL/American Funds® New World Fund
JNL/American Funds® Washington Mutual Investors Fund
JNL Aggressive Growth Allocation Fund
JNL Conservative Allocation Fund
JNL Growth Allocation Fund
JNL iShares Tactical Growth Fund
JNL iShares Tactical Moderate Fund
JNL iShares Tactical Moderate Growth Fund
JNL Moderate Allocation Fund
JNL Moderate Growth Allocation Fund
JNL Multi-Manager Alternative Fund
JNL Multi-Manager Emerging Markets Equity Fund
JNL Multi-Manager International Small Cap Fund
JNL Multi-Manager Mid Cap Fund
JNL Multi-Manager Small Cap Growth Fund
JNL Multi-Manager Small Cap Value Fund
JNL/American Funds® Growth Allocation Fund
JNL/American Funds® Moderate Growth Allocation Fund
JNL/AQR Large Cap Defensive Style Fund
JNL/Baillie Gifford International Growth Fund
JNL/Baillie Gifford U.S. Equity Growth Fund
JNL/BlackRock Advantage International Fund
JNL/BlackRock Global Allocation Fund
JNL/BlackRock Global Natural Resources Fund
JNL/BlackRock Large Cap Select Growth Fund
JNL/Causeway International Value Select Fund
JNL/ClearBridge Large Cap Growth Fund
JNL/DFA International Core Equity Fund
JNL/DFA U.S. Core Equity Fund
JNL/DFA U.S. Small Cap Fund

Funds

JNL/DoubleLine® Core Fixed Income Fund
JNL/DoubleLine® Emerging Markets Fixed Income Fund
JNL/DoubleLine® Shiller Enhanced CAPE® Fund
JNL/DoubleLine® Total Return Fund
JNL/Fidelity Institutional Asset Management® Total Bond Fund
JNL/First Sentier Global Infrastructure Fund
JNL/Franklin Templeton Global Multisector Bond Fund
JNL/Franklin Templeton Growth Allocation Fund
JNL/Franklin Templeton Income Fund
JNL/Goldman Sachs 4 Fund
JNL/Goldman Sachs Managed Aggressive Growth Fund
JNL/Goldman Sachs Managed Conservative Fund
JNL/Goldman Sachs Managed Growth Fund
JNL/Goldman Sachs Managed Moderate Fund
JNL/Goldman Sachs Managed Moderate Growth Fund
JNL/GQG Emerging Markets Equity Fund
JNL/Harris Oakmark Global Equity Fund
JNL/Heitman U.S. Focused Real Estate Fund
JNL/Invesco Diversified Dividend Fund
JNL/Invesco Global Growth Fund
JNL/Invesco International Growth Fund
JNL/Invesco Small Cap Growth Fund
JNL/JPMorgan Global Allocation Fund
JNL/JPMorgan Hedged Equity Fund
JNL/JPMorgan MidCap Growth Fund
JNL/JPMorgan U.S. Government & Quality Bond Fund
JNL/JPMorgan U.S. Value Fund
JNL/Lazard International Strategic Equity Fund
JNL/Loomis Sayles Global Growth Fund
JNL/Lord Abbett Short Duration Income Fund
JNL/Mellon Bond Index Fund
JNL/Mellon Communication Services Sector Fund
JNL/Mellon Consumer Discretionary Sector Fund
JNL/Mellon Consumer Staples Sector Fund
JNL/Mellon DowSM Index Fund
JNL/Mellon Emerging Markets Index Fund
JNL/Mellon Energy Sector Fund
JNL/Mellon Equity Income Fund
JNL/Mellon Financial Sector Fund
JNL/Mellon Healthcare Sector Fund
JNL/Mellon Industrials Sector Fund
JNL/Mellon Information Technology Sector Fund

Funds

JNL/Mellon International Index Fund
JNL/Mellon Materials Sector Fund
JNL/Mellon MSCI KLD 400 Social Index Fund
JNL/Mellon Nasdaq® 100 Index Fund
JNL/Mellon Real Estate Sector Fund
JNL/Mellon S&P 400 MidCap Index Fund
JNL/Mellon S&P 500 Index Fund
JNL S&P 500 Index Fund
JNL/Mellon Small Cap Index Fund
JNL/Mellon U.S. Stock Market Index Fund
JNL/Mellon Utilities Sector Fund
JNL/Mellon World Index Fund
JNL/Morningstar PitchBook Listed Private Equity Index Fund
JNL/Morningstar Wide Moat Index Fund
JNL/MFS Mid Cap Value Fund
JNL/Neuberger Berman Commodity Strategy Fund
JNL/Neuberger Berman Strategic Income Fund
JNL/PIMCO Income Fund
JNL/PIMCO Investment Grade Credit Bond Fund
JNL/PIMCO Real Return Fund
JNL/PPM America Floating Rate Income Fund
JNL/PPM America High Yield Bond Fund
JNL/PPM America Total Return Fund
JNL/RAFI® Fundamental U.S. Small Cap Fund
JNL/RAFI® Multi-Factor U.S. Equity Fund
JNL/T. Rowe Price Balanced Fund
JNL/T. Rowe Price Capital Appreciation Fund
JNL/T. Rowe Price Established Growth Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Short-Term Bond Fund
JNL/T. Rowe Price U.S. High Yield Fund
JNL/T. Rowe Price Value Fund
JNL/Westchester Capital Event Driven Fund
JNL/WCM Focused International Equity Fund
JNL/WMC Balanced Fund
JNL/WMC Equity Income Fund
JNL/WMC Global Real Estate Fund
JNL/WMC Government Money Market Fund
JNL/WMC Value Fund
JNL/Vanguard Growth ETF Allocation Fund
JNL/Vanguard Moderate ETF Allocation Fund
JNL/Vanguard Moderate Growth ETF Allocation Fund

Schedule B

Dated September 13, 2021

Class A Shares and Class I Shares

Funds	Assets	Fee
JNL/American Funds® Balanced Fund	$0 to $3 billion Assets over $3 billion	.10% .08%
JNL/American Funds® Bond Fund of America Fund	$0 to $3 billion Assets over $3 billion	.10% .08%
JNL/American Funds® Capital Income Builder Fund	$0 to $3 billion Assets over $3 billion	.10% .08%
JNL/American Funds® Capital Word Bond Fund	$0 to $3 billion Assets over $3 billion	.10% .08%
JNL/American Funds® Global Growth Fund	$0 to $3 billion Assets over $3 billion	.10% .08%
JNL/American Funds® Global Small Capitalization Fund	$0 to $3 billion Assets over $3 billion	.10% .08%
JNL/American Funds® Growth Fund	$0 to $3 billion Assets over $3 billion	.10% .08%
JNL/American Funds® Growth-Income Fund	$0 to $3 billion Assets over $3 billion	.10% .08%
JNL/American Funds® International Fund	$0 to $3 billion Assets over $3 billion	.10% .08%
JNL/American Funds® New World Fund	$0 to $3 billion Assets over $3 billion	.10% .08%
JNL/American Funds® Washington Mutual Investors Fund	$0 to $3 billion Assets over $3 billion	.10% .08%
JNL Aggressive Growth Allocation Fund	$0 to $3 billion Assets over $3 billion	.05% .045%
JNL Conservative Allocation Fund	$0 to $3 billion Assets over $3 billion	.05% .045%
JNL Growth Allocation Fund	$0 to $3 billion Assets over $3 billion	.05% .045%
JNL iShares Tactical Growth Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL iShares Tactical Moderate Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL iShares Tactical Moderate Growth Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL Moderate Allocation Fund	$0 to $3 billion Assets over $3 billion	.05% .045%
JNL Moderate Growth Allocation Fund	$0 to $3 billion Assets over $3 billion	.05% .045%
JNL Multi-Manager Alternative Fund	$0 to $3 billion Assets over $3 billion	.20% .18%

Funds	Assets	Fee
JNL Multi-Manager Emerging Markets Equity Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL Multi-Manager International Small Cap Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL Multi-Manager Mid Cap Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL Multi-Manager Small Cap Growth Fund	$0 to $3 billion Assets over $3 billion	.10% .09%
JNL Multi-Manager Small Cap Value Fund	$0 to $3 billion Assets over $3 billion	.10% .09%
JNL/American Funds® Growth Allocation Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/American Funds® Moderate Growth Allocation Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/AQR Large Cap Defensive Style Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Baillie Gifford International Growth Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Baillie Gifford U.S. Equity Growth Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/BlackRock Advantage International Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/BlackRock Global Allocation Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/BlackRock Global Natural Resources Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/BlackRock Large Cap Select Growth Fund	$0 to $3 billion Assets over $3 billion	.10% .09%
JNL/Causeway International Value Select Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/ClearBridge Large Cap Growth Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/DFA International Core Equity Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/DFA U.S. Core Equity Fund	$0 to $3 billion Assets over $3 billion	.10% .09%
JNL/DFA U.S. Small Cap Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/DoubleLine® Core Fixed Income Fund	$0 to $3 billion Assets over $3 billion	.10% .09%
JNL/DoubleLine® Emerging Markets Fixed Income Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/DoubleLine® Shiller Enhanced CAPE® Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/DoubleLine® Total Return Fund	$0 to $3 billion Assets over $3 billion	.10% .08%

Funds	Assets	Fee
JNL/Fidelity Institutional Asset Management® Total Bond Fund	$0 to $3 billion Assets over $3 billion	.10% .09%
JNL/First Sentier Global Infrastructure Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Franklin Templeton Global Multisector Bond Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Franklin Templeton Growth Allocation Fund	$0 to $3 billion Assets over $3 billion	.15% . 13%
JNL/Franklin Templeton Income Fund	$0 to $3 billion Assets over $3 billion	.10% .09%
JNL/Goldman Sachs 4 Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Goldman Sachs Managed Aggressive Growth Fund	$0 to $3 billion Assets over $3 billion	.05% .045%
JNL/Goldman Sachs Managed Conservative Fund	$0 to $3 billion Assets over $3 billion	.05% .045%
JNL/Goldman Sachs Managed Growth Fund	$0 to $3 billion Assets over $3 billion	.05% .045%
JNL/Goldman Sachs Managed Moderate Fund	$0 to $3 billion Assets over $3 billion	.05% .045%
JNL/Goldman Sachs Managed Moderate Growth Fund	$0 to $3 billion Assets over $3 billion	.05% .045%
JNL/GQG Emerging Markets Equity Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Harris Oakmark Global Equity Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Heitman U.S. Focused Real Estate Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Invesco Diversified Dividend Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Invesco Global Growth Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Invesco International Growth Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Invesco Small Cap Growth Fund	$0 to $3 billion Assets over $3 billion	.10% .09%
JNL/JPMorgan Global Allocation Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/JPMorgan Hedged Equity Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/JPMorgan MidCap Growth Fund	$0 to $3 billion Assets over $3 billion	.10% .09%
JNL/JPMorgan U.S. Government & Quality Bond Fund	$0 to $3 billion Assets over $3 billion	.10% .09%
JNL/JPMorgan U.S. Value Fund	$0 to $3 billion Assets over $3 billion	.10% .09%

Funds	Assets	Fee
JNL/Lazard International Strategic Equity Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Loomis Sayles Global Growth Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Lord Abbett Short Duration Income Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Bond Index Fund	$0 to $3 billion[1] Assets over $3 billion[1]	.10%[1] .09%[1]
JNL/Mellon Communication Services Sector Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Consumer Discretionary Sector Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Consumer Staples Sector Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon DowSM Index Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Emerging Markets Index Fund	$0 to $3 billion[1] Assets over $3 billion[1]	.15%[1] .13%[1]
JNL/Mellon Energy Sector Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Equity Income Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Financial Sector Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Healthcare Sector Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Industrials Sector Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Information Technology Sector Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon International Index Fund	$0 to $3 billion[1] Assets over $3 billion[1]	.15%[1] .13%[1]
JNL/Mellon Materials Sector Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon MSCI KLD 400 Social Index Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Nasdaq® 100 Index Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Real Estate Sector Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon S&P 400 MidCap Index Fund	$0 to $3 billion[1] Assets over $3 billion[1]	.10%[1] .09%[1]
JNL/Mellon S&P 500 Index Fund	$0 to $3 billion Assets over $3 billion	.10% .09%
JNL S&P 500 Index Fund	$0 to $3 billion Assets over $3 billion	.10% .09%

Funds	Assets	Fee
JNL/Mellon Small Cap Index Fund	$0 to $3 billion[1] Assets over $3 billion[1]	.10%[1] .09%[1]
JNL/Mellon U.S. Stock Market Index Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Utilities Sector Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon World Index Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Morningstar PitchBook Listed Private Equity Index Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Morningstar Wide Moat Index Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/MFS Mid Cap Value Fund	$0 to $3 billion Assets over $3 billion	.10% .09%
JNL/Neuberger Berman Commodity Strategy Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Neuberger Berman Strategic Income Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/PIMCO Income Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/PIMCO Investment Grade Credit Bond Fund	$0 to $3 billion Assets over $3 billion	.10% .08%
JNL/PIMCO Real Return Fund	$0 to $3 billion Assets over $3 billion	.10% .09%
JNL/PPM America Floating Rate Income Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/PPM America High Yield Bond Fund	$0 to $3 billion Assets over $3 billion	.10% .09%
JNL/PPM America Total Return Fund	$0 to $3 billion Assets over $3 billion	.10% .09%
JNL/RAFI® Fundamental U.S. Small Cap Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/RAFI® Multi-Factor U.S. Equity Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/T. Rowe Price Capital Appreciation Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/T. Rowe Price Established Growth Fund	$0 to $3 billion Assets over $3 billion	.10% .09%
JNL/T. Rowe Price Balanced Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/T. Rowe Price Mid-Cap Growth Fund	$0 to $3 billion Assets over $3 billion	.10% .09%
JNL/T. Rowe Price Short-Term Bond Fund	$0 to $3 billion Assets over $3 billion	.10% .09%
JNL/T. Rowe Price U.S. High Yield Fund	$0 to $3 billion Assets over $3 billion	.15% .13%

Funds	Assets	Fee
JNL/T. Rowe Price Value Fund	$0 to $3 billion Assets over $3 billion	.10% .09%
JNL/Westchester Capital Event Driven Fund	$0 to $3 billion Assets over $3 billion	.10% .08%
JNL/WCM Focused International Equity Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/WMC Balanced Fund	$0 to $3 billion Assets over $3 billion	.10% .09%
JNL/WMC Equity Income Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/WMC Global Real Estate Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/WMC Government Money Market Fund	$0 to $3 billion Assets over $3 billion	.10% .09%
JNL/WMC Value Fund	$0 to $3 billion Assets over $3 billion	.10% .09%
JNL/Vanguard Growth ETF Allocation Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Vanguard Moderate ETF Allocation Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Vanguard Moderate Growth ETF Allocation Fund	$0 to $3 billion Assets over $3 billion	.15% .13%

Schedule C

Dated September 13, 2021

(Adviser’s Administration Agreement(s) with each Fund’s Subsidiary, as applicable)

Fund	Subsidiary *
JNL Multi-Manager Alternative Fund (for the portion of assets managed by Boston Partners Global Investors, Inc.)	JNL Multi-Manager Alternative Fund (Boston Partners) Ltd.

_________________________________________________________________________

*	The Administrator has entered into an Administration Agreement with the subsidiary, which is wholly owned by the Fund listed opposite its name, pursuant to which the subsidiary is obligated to pay an administration fee to the Administrator in the same amount as set forth in Schedule B for its parent Fund.

C-1